EX - 99.1
Owlet Reports Third Quarter 2025 Financial Results

LEHI, Utah, November 13, 2025 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the third quarter ended September 30, 2025. Owlet’s Chief Executive Officer and President, Jonathan Harris, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business and corporate update today, November 13, 2025, at 4:30 p.m. ET.

Q3 2025 Financial Highlights:
•Record Q3 Revenue of $32.0 million, up 44.6% from Q3 2024
•Record Q3 Gross Profit of $16.2 million; Q3 Gross Margin of 50.6%, down 150 basis points from Q3 2024 driven primarily by tariff impact
•Record Q3 Operating Income of $1.2 million, compared to operating net loss of $4.8 million in Q3 2024
•Record Q3 Net Income of $4.1 million, compared to net loss of $5.6 million in Q3 2024
•Record Q3 Adjusted EBITDA (non-GAAP) of $1.6 million, improving $1.0 million compared to Q3 2024

“Q3 was another outstanding quarter, we believe the best in Owlet history,” said Jonathan Harris, Owlet’s President and CEO. “Owlet set quarterly records for revenue, gross profit, operating income, and adjusted EBITDA, reflecting the momentum of the business as we leverage the first and only FDA-cleared baby monitor currently on the market and the differentiated Dream product platform to expand our market leadership.”

Harris continued, “Looking ahead, we are just beginning to layer in additional growth drivers to the core business that we believe will propel the long-term opportunity for Owlet. International expansion remains strong with approximately 171% growth year-over-year with a new regulatory clearance in India supporting commercial product launch expected in early 2026. Owlet360 subscription is maintaining exciting momentum, recently surpassing 85,000 paying subscribers, with subscriptions rolling out to our first international markets in the coming weeks. Finally, we continue to make progress unlocking healthcare channels, and have begun the internal piloting phase of Owlet’s telehealth opportunity, Owlet OnCall.”

Harris concluded, “In October, we also successfully completed a warrant exchange and follow-on equity offering, strengthening the business and positioning us to pursue long-term growth opportunities. The future is bright for Owlet as we execute on our strategic growth initiatives, maintain strong financial discipline, and continue to drive our transition to a comprehensive pediatric health platform led by our data and digital services.”

Financial Results for the Third Quarter Ended September 30, 2025

Revenue for the third quarter of 2025 was $32.0 million compared to revenue in the third quarter of 2024 of $22.1 million, an increase of 44.6%. The increase was primarily due to higher sales of Dream Sock and Dream Duo products.

Cost of revenue for the third quarter of 2025 was $15.8 million with a gross margin of 50.6%, compared to cost of revenue of $10.6 million with a gross margin of 52.2% for the third quarter of 2024. Gross margin decreased 150 basis points year-over-year, primarily reflecting tariff impacts, partially offset by favorable product mix, improved fixed cost absorption, lower direct and fulfillment costs, and growth in revenue for our Owlet360 subscription service.

Operating expenses, including stock-based compensation, were $15.0 million for the third quarter of 2025, compared to $16.4 million for the same period in 2024. Operating costs decreased year-over-year primarily due to absence of impairment charges related to intangible assets and an insurance loss recovery, partially offset by higher compensation expense, including accrued bonuses.

Operating income was $1.2 million for the third quarter of 2025, compared to operating loss of $4.8 million for the third quarter of 2024.

Net income was $4.1 million for the third quarter of 2025, compared to net loss of $5.6 million for the third quarter of 2024.

Adjusted EBITDA (non-GAAP) was $1.6 million for the third quarter of 2025, compared to a $0.6 million for the third quarter of 2024, an improvement of $1.0 million.

Net income (non-GAAP) per share was $0.17 for the third quarter of 2025, compared to net loss per share of $0.61 for the third quarter of 2024. Adjusted net income per share was $0.03 for the third quarter of 2025, compared to adjusted net income per share of $0.03 for the same period in 2024.

Updated 2025 Financial Outlook

For the full year 2025, we now expect revenue in the range of $103 million to $106 million, or 32% to 36% growth year-over-year, gross margins in the range of 48% to 50% including the impact of new, increased tariff costs, and adjusted EBITDA of $1.25 to $2 million.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, outlook based upon global regulatory clearances, approvals, certifications, and/or classifications, product enhancements, growth prospects, future operational efficiencies or results, expected market opportunity and acceptance, and changes in senior management. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations in the United States and other jurisdictions; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs or trade restrictions, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in the Company’s quarterly reports on Form 10-Q, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The

Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, net, depreciation and amortization, impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, transaction costs, insurance loss recovery related to certain legal matters, net of charges related to certain legal matters, and restructuring costs.

Adjusted net income (loss) is defined as net income (loss) adjusted for impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, transaction costs, insurance loss recovery related to certain legal matters, net of charges related to certain legal matters, and restructuring. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the basic weighted-average number of shares of common stock outstanding.

Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

A reconciliation of the Company's guidance with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, November 13, 2025, at 4:30 p.m. ET to discuss these results and provide a business and corporate update.

Participants may access the call at 833-470-1428 (domestic) or 646-844-6383 (international) and reference Access Code 428622. A simultaneous webcast may be accessed online at the Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available shortly after the webcast concludes.

About Owlet, Inc.

Owlet’s digital health infant monitoring platform is transforming the journey of parenting. Owlet, Inc. (NYSE:OWLT) offers FDA-cleared medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children.

Since 2012, over 2 million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. The Company continues to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. Owlet believes that every child deserves to live a long, happy, and healthy life.

To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	September 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$23.8	$20.3
Restricted cash	0.3	0.3
Accounts receivable, net	28.6	12.1
Inventory	14.5	10.5
Prepaid expenses and other current assets	4.5	2.8
Total current assets	71.6	46.1
Property and equipment, net	0.3	0.1
Right of use assets, net	0.1	0.1
Intangible assets, net	1.2	1.0
Other assets	1.6	2.2
Total assets	$74.9	$49.5
Liabilities, Mezzanine Equity, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$17.7	$11.3
Accrued and other expenses	21.1	16.4
Current portion of deferred revenues	2.1	1.4
Line of credit	18.6	6.3
Current portion of long-term and other debt	3.4	1.1
Total current liabilities	62.9	36.4
Long-term debt, net	2.9	4.3
Common stock warrant liabilities	47.4	25.3
Other long-term liabilities	0.2	0.2
Total liabilities	113.5	66.3
Total mezzanine equity	15.5	12.9
Total stockholders’ deficit	(54.1)	(29.8)
Total liabilities, mezzanine equity, and stockholders' deficit	$74.9	$49.5
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(10.3)	$(14.2)
Net cash used in investing activities	(0.5)	(0.6)
Net cash provided by financing activities	14.2	20.1
Net change in cash, cash equivalents, and restricted cash	$3.4	$5.3
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$32.0	$22.1	$79.2	$57.6
Cost of revenues	15.8	10.6	38.2	29.2
Gross profit	16.2	11.5	40.9	28.3
Operating expenses:
General and administrative	6.3	9.8	20.6	22.1
Sales and marketing	4.9	4.0	13.2	11.8
Research and development	3.8	2.6	10.4	7.3
Total operating expenses	15.0	16.4	44.3	41.2
Operating income (loss)	1.2	(4.8)	(3.4)	(12.8)
Other income (expense):
Interest income (expense), net	(0.9)	(0.1)	(2.8)	(0.3)
Common stock warrant liability adjustment	4.3	(0.7)	(23.8)	9.5
Other income (expense), net	(0.5)	—	(0.4)	0.1
Total other income (expense), net	2.9	(0.8)	(27.1)	9.4
Income (loss) before income tax provision	4.1	(5.6)	(30.4)	(3.5)
Income tax provision	—	—	(0.1)	—
Net income (loss) and comprehensive income (loss)	$4.1	$(5.6)	$(30.5)	$(3.5)
Accretion on convertible preferred stock	(0.8)	(1.2)	(2.5)	(4.1)
Allocation of net income to participating securities	(0.5)	—	—	—
Allocation of accretion on convertible preferred stock to redeemable common stock	—	—	0.1	—
Accretion on redeemable common stock	—	—	(0.1)	—
Allocation of net income to participating securities to redeemable common stockholders	—	—	—	—
Allocation of net income (loss) attributable to redeemable common stockholders	(0.1)	0.1	1.1	—
Net income (loss) attributable to redeemable common stockholders	0.1	(0.1)	(1.1)	—
Net income (loss) attributable to common stockholders	$2.7	$(6.8)	$(32.0)	$(7.5)
Net income (loss) per share attributable to redeemable common stockholders
Basic	$0.20	$(0.57)	$(1.91)	$(0.66)
Diluted	$0.19	$(0.57)	$(1.91)	$(0.66)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to redeemable common stockholders
Basic	562,500	122,283	562,500	41,058
Diluted	687,500	122,283	562,500	41,058
Net income (loss) per share attributable to common stockholders
Basic	$0.17	$(0.61)	$(2.03)	$(0.79)
Diluted	$(0.06)	$(0.61)	$(2.03)	$(0.79)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders
Basic	16,198,439	11,042,602	15,769,020	9,555,467
Diluted	19,313,512	11,042,602	15,769,020	9,555,467
1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$4.1	$(5.6)	$(30.5)	$(3.5)
Income tax provision	—	—	0.1	—
Interest expense, net	0.9	0.1	2.8	0.3
Depreciation and amortization	0.1	0.1	0.4	0.3
Impairment of intangible assets	—	1.9	—	1.9
Common stock warrant liability adjustment	(4.3)	0.7	23.8	(9.5)
Stock-based compensation	1.3	2.7	4.5	7.0
Transaction costs	0.5	—	0.5	0.4
Insurance loss recovery related to certain legal matters, net of charges related to certain legal matters	(1.1)	—	0.3	—
Restructuring costs	—	0.7	—	0.7
Non-GAAP Adjusted EBITDA	$1.6	$0.6	$1.9	$(2.4)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)	$4.1	$(5.6)	$(30.5)	$(3.5)
Non-GAAP adjustments:
Impairment of intangible assets	—	1.9	—	1.9
Common stock warrant liability adjustment	(4.3)	0.7	23.8	(9.5)
Stock-based compensation	1.3	2.7	4.5	7.0
Transaction costs	0.5	—	0.5	0.4
Insurance loss recovery related to certain legal matters, net of charges related to certain legal matters	(1.1)	—	0.3	—
Restructuring costs	—	0.7	—	0.7
Non-GAAP adjusted net income (loss)	$0.5	$0.4	$(1.4)	$(3.0)
Non-GAAP adjusted net income (loss) per share	$0.03	$0.03	$(0.09)	$(0.31)
Weighted-average number of shares outstanding attributable to common stockholders, basic	16,198,439	11,042,602	15,769,020	9,555,467

1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com